UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 8, 2022

Peloton Interactive, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-39058	47-3533761
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

441 Ninth Avenue, Sixth Floor New York, New York	10001
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (917) 671-9198

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class A Common Stock, $0.000025 par value per share	PTON	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On September 8, 2022, Peloton Interactive, Inc. (the “Company”) and Hisao Kushi agreed that Mr. Kushi would step down from his position as Chief Legal Officer of the Company, effective October 3, 2022. In connection with Mr. Kushi’s departure, he will receive the non-change in control severance payments and benefits provided under the Company’s Severance and Change in Control Plan (the “Severance Plan”).

On September 12, 2022, the Company and John Foley agreed that Mr. Foley would step down from his position as Executive Chair and no longer serve as a member of the Board of Directors of the Company (the “Board”), effective September 12, 2022. Mr. Foley’s departure is not the result of any disagreement between Mr. Foley and the Company or its management on any matter relating to the Company’s operations, policies or practices. The size of the Board was reduced to seven directors, effective September 12, 2022.

In connection with Mr. Foley’s departure, he will enter into a Founder Transition Agreement (the “Founder Transition Agreement”) pursuant to which he will receive the non-change in control severance payments and benefits provided under the Severance Plan, except (i) the Company-paid health continuation coverage will continue for up to 18 (rather than 12) months, and (ii) his stock options will remain exercisable through June 30, 2025. The Founder Transition Agreement also requires that Mr. Foley will be subject to non-competition and non-solicitation covenants for one year post-termination and a one-year standstill restriction.

The Severance Plan was filed as Exhibit 10.8 to the Company’s Registration Statement on Form S-1 (No. 333-233482), as filed with the Securities and Exchange Commission on September 10, 2019, and is incorporated by reference herein.

Item 7.01.	Regulation FD Disclosure.

On September 12, 2022, the Company issued a press release announcing leadership changes, including the departures of Mr. Foley and Mr. Kushi, the designation of Karen Boone as the Company’s Chairperson of the Board, effective September 12, 2022, and the appointment of Tammy Albarrán as the Company’s Chief Legal Officer and Corporate Secretary, effective October 3, 2022. A copy of the press release is attached as Exhibit 99.1 and incorporated herein by reference.

Ms. Albarrán, 48, most recently served as Vice President, Chief Deputy General Counsel and Deputy Corporate Secretary of Uber Technologies, Inc. (“Uber”) from March 2018 to September 2022. During her time at Uber, Ms. Albarrán oversaw Uber’s global legal teams, as well as the company’s labor and employment, and corporate teams. She was a driving force behind Uber’s cultural transformation and a champion of the company’s diversity, equity, and inclusion efforts. Prior to joining Uber in 2018, Ms. Albarrán was a securities litigation and investigations Partner at Covington & Burling LLP, where she practiced since 2007 after beginning her legal career as a corporate lawyer at Morrison & Foerster. Ms. Albarrán received a Bachelor of Arts from the University of California at Berkeley and her Juris Doctor degree from Harvard Law School.

The information contained or incorporated in this Item 7.01, including Exhibit 99.1, is being furnished, and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as shall be expressly set forth by specific reference in such a filing.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit Number	Description

99.1	Press release, dated September 12, 2022.

104	Cover Page Interactive Data File (embedded within the inline XBRL document and contained in Exhibit 101).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PELOTON INTERACTIVE, INC.

Date: September 12, 2022	By:	/s/ Barry McCarthy
Barry McCarthy
Chief Executive Officer and President